UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2023

PacWest Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-36408	33-0885320
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212

(Address of principal executive offices and zip code)

(310) 887-8500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	PACW	The Nasdaq Stock Market, LLC

Depositary Shares, each representing a 1/40th interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series A	PACWP	The Nasdaq Stock Market, LLC
(Title of Each Class)	(Trading Symbol)	(Name of Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.*

PacWest Bancorp (the “Company”) today announced additional details regarding the restructuring of Civic Financial Services, LLC, a lending subsidiary (“Civic”). Civic, located in Redondo Beach, California, specializes in business-purpose residential non-owner-occupied investment properties. Last month, the Company announced it recorded a goodwill impairment of $29 million as part of a strategy to restructure Civic to improve its profitability and risk profile. This restructuring involves reducing the number of loan products offered, reducing loan growth compared to 2022 levels, and transferring the management of most Civic functions to Company executives. In addition, the Company plans to provide a WARN Act notice to Civic employees next week and anticipates that approximately 200 Civic positions will be eliminated, effective in the second quarter of 2023. These position eliminations are expected to result in approximately $30–40 million of annualized savings. This restructuring aligns with the Company’s strategy to focus on relationship-based community banking and to improve capital, liquidity, and operational efficiency.

This Current Report on Form 8-K contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of this report and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. All forward-looking statements in this report are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover page interactive data file (embedded within the Inline XBRL document)

*The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of PacWest Bancorp under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACWEST BANCORP

Date: February 17, 2023	By:	/s/ Kevin L. Thompson
		Name:	Kevin L. Thompson
		Title:	Executive Vice President, Chief Financial Officer

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